Exhibit I
                          CSW International Two, Inc.*
                               Statement of Income
                 For the Twelve Months Ended September 30, 1998
                                   (Unaudited)


                                                                      (millions)
Operating Revenues
     Electric revenues                                                  $ 1,635
     Other diversified                                                      198
                                                                        -------
                                                                          1,833

Operating Expenses
     Cost of electric sales                                               1,104
     General and administrative                                             230
     Depreciation and amortization                                           91
     Other diversified                                                      139
                                                                        -------
                                                                          1,564

Operating Income                                                            269
                                                                        -------

Other Income and (Deductions)
     Interest income                                                         17
     Interest expense                                                      (121)
                                                                        -------

                                                                           (104)
                                                                        -------

Income Before Income Taxes                                                  165

Provision for Income Taxes                                                   30
                                                                        -------

Net Income                                                              $   135
                                                                        =======


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.